UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 27, 2018

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Ascena Retail Group, Inc. (the “Company”) and certain of its domestic subsidiaries entered into a fifth amendment and restatement agreement that amends and restates the Company’s existing revolving credit agreement dated as of August 21, 2015 (as further amended on October 31, 2016, the “Existing Credit Agreement”) on February 27, 2018 (the “2018 Revolving Credit Agreement”) among the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The 2018 Revolving Credit Agreement provides a senior secured asset based revolving credit facility of $500 million with an optional increase of up to $200 million (the “Revolving Credit Facility”). The Revolving Credit Facility may be used to fund working capital requirements, capital expenditures and for general corporate purposes. The Revolving Credit Facility also may be used for the issuance of letters of credit and includes a $200 million letter of credit sublimit, of which $100 million may be used for standby letters of credit, as well as a $30 million swingline loan sublimit. The interest rates, pricing and fees under the Revolving Credit Facility fluctuate based on average daily availability, as defined therein. The 2018 Revolving Credit Agreement matures on the earlier of (i) five years from the closing date (or February 2023) or (ii) 91 days prior to the maturity date of the Company’s existing term loans (the “Term Loans”) (unless (a) the outstanding principal amount of the Term Loans thereunder is $150 million or less and (b) the Company maintains liquidity (which can include (1) availability under the Revolving Credit Facility in excess of the greater of $100 million and 20% of the credit limit and (2) cash held in a controlled account of the administrative agent of the Revolving Credit Facility) in an amount equal to the outstanding principal amount of the remaining Term Loans). There are no mandatory reductions in the aggregate revolving commitments throughout the term of the 2018 Revolving Credit Agreement, other than if the outstanding amount of loans and letters of credit thereunder exceeds the then applicable availability. Availability under the Revolving Credit Facility is limited to a percentage of the amount of eligible cash, eligible inventory and eligible credit card accounts receivable as defined in the 2018 Revolving Credit Agreement. As of February 27, 2018, there were no borrowings outstanding under the 2018 Revolving Credit Agreement. Letters of credit that were outstanding under the Existing Credit Agreement will be treated as letters of credit under the 2018 Revolving Credit Agreement for the same amount.

The 2018 Revolving Credit Agreement contains customary representations, warranties and affirmative covenants. The 2018 Revolving Credit Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) liens, (ii) investments, (iii) indebtedness, (iv) significant corporate changes, including mergers and acquisitions, (v) dispositions, (vi) restricted payments, (vii) transactions with affiliated, and (viii) certain other restrictive agreements. In addition, if availability under the Revolving Credit Facility is less than the greater of (i) 10% of the credit limit (which is the lesser of the total available revolving commitments or the then applicable borrowing base) or (ii) $37.5 million, for three consecutive business days, the Company is also required to maintain a fixed charge coverage ratio of at least 1:1. The 2018 Revolving Credit Agreement also contains customary events of default, such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control and the failure to observe the negative covenants and other covenants related to the operation of the Company’s business.

The obligations under the 2018 Revolving Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”). As collateral security under the 2018 Revolving Credit Agreement and the guarantees thereof, the Company and the Subsidiary Guarantors have granted to the administrative agent, for the benefit of the secured parties thereunder, a lien on substantially all of their tangible and intangible assets, including, without limitation, certain domestic inventory and certain material real estate. The obligations under the 2018 Revolving Credit Agreement are secured by a first-priority security interest in receivables, inventory and related general intangibles and investment property of the Company and the Subsidiary Guarantors (collectively, the “ABL Collateral”) and a second-priority security interest in substantially all of the remaining assets, including certain real property and intellectual property of the Company and the Subsidiary Guarantors (collectively, the “Term Collateral”). The obligations under the Term Loans are secured by a first-priority security interest in the Term Collateral and a second-priority security interest in the ABL Collateral.

The above description of the 2018 Revolving Credit Agreement is not complete and is qualified in its entirety by the actual terms of the 2018 Revolving Credit Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Amendment and Restatement Agreement dated and effective as of February 27, 2018, among Ascena Retail Group, Inc., the Borrowing Subsidiaries party thereto, the Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent, together with the exhibits and schedules thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: March 5, 2018	By:	/s/ Duane D. Holloway
Name: Duane D. Holloway
Title: Executive Vice President and General Counsel